Exhibit 2.1

Plan of Merger

The Companies Act (As Revised) of the Cayman Islands

Plan of Merger

This plan of merger (the “Plan of Merger”) is made on 26 July 2024 between Project Energy Reimagined Acquisition Corp. (the “Surviving Company”) and Heramba Merger Corp. (the “Merging Company”).

Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Statute”).

Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.

Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the business combination agreement dated as of October 2, 2023 and made between, amongst others, the Surviving Company and the Merging Company (the “Business Combination Agreement”) a copy of which is annexed at Annexure 1 hereto.

Now therefore this Plan of Merger provides as follows:

1	The constituent companies (as defined in the Statute) to the Merger are the Surviving Company and the Merging Company.

2	The surviving company (as defined in the Statute) is the Surviving Company.

3	The registered office of the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

4	Immediately prior to the Effective Date (as defined below), the authorised share capital of the Surviving Company will be US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each and the Surviving Company will have 10,343,407 Class A ordinary shares, and no Class B ordinary shares and no preference shares, in issue.

5	Immediately prior to the Effective Date (as defined below), the authorised share capital of the Merging Company will be US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each and the Merging Company will have 1,000 ordinary shares in issue.

6	The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”).

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7	The terms and conditions of the Merger are such that, on the Effective Date, each ordinary share issued and outstanding in the Merging Company on the Effective Date shall be automatically cancelled in consideration for the issuance of one validly issued, fully paid and non-assessable ordinary share in the Surviving Company and each Class A ordinary share issued and outstanding in the Surviving Company immediately prior to the Effective Date shall be automatically cancelled in consideration for the issuance of one validly issued, fully paid and non-assessable Irish Holdco Ordinary Share, as more particularly described in section 2.01 of the Business Combination Agreement.

8	The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9	Upon the Effective Date, the authorised share capital of the Surviving Company shall be increased from US$22,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and 1,000,000 preference shares of a par value of US$0.0001 each to US$50,000 divided into 50,000 ordinary shares of a par value of US$1.00 each by the cancellation of (i) the 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) the 20,000,000 Class B ordinary shares of a par value of US$0.0001 each and (iii) the 1,000,000 preference shares of a par value of US$0.0001 each and the creation of 50,000 ordinary shares of a par value of US$1.00 each to rank pari passu in all respects with the existing shares, in accordance with paragraph 7 of this Plan of Merger.

10	The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date, and the authorised share capital of the Surviving Company shall be as set out therein.

11	There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

12	The Merging Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13	The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	The name and address of the sole director of the surviving company (as defined in the Statute) is Srinath Narayanan of 1005 Almanor Avenue, Menlo Park, CA, 94025, United States of America.

15	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

16	This Plan of Merger has been authorised by the sole shareholder of the Merging Company pursuant to section 233(6) of the Statute.

17	This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Statute by way of resolutions passed at an extraordinary general meeting of the Surviving Company.

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18	At any time prior to the Effective Date, this Plan of Merger may be:

18.1	terminated by the board of directors of either the Surviving Company or the Merging Company;

18.2	amended by the board of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)	effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

19	This Plan of Merger may be executed in counterparts.

20	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Intentionally left blank. Signature page follows.]

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Auth Code: K10595964859	www.verify.gov.ky File#: 371458	Auth Code: H69673774097

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by ________________________	)
Duly authorised for	)	/s/ Srinath Narayanan
and on behalf of	)	Director
Project Energy Reimagined Acquisition Corp.	)

SIGNED by ________________________	)
Duly authorised for	)	/s/ Prakash Ramachandran
and on behalf of	)	Director
Heramba Merger Corp.	)

[Signature Page – Plan of Merger]

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Auth Code: K10595964859	www.verify.gov.ky File#: 371458	Auth Code: H69673774097

Annexure 1

Business Combination Agreement

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Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

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Auth Code: K10595964859	www.verify.gov.ky File#: 371458	Auth Code: H69673774097